UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 16, 2016, Manning & Napier, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. There were 14,807,540 shares of Class A common stock and 1,000 shares of Class B common stock entitled to be voted as of April 20, 2016, the record date for the Annual Meeting. At the Annual Meeting, 12,798,538 shares of Class A common stock, and 1,000 shares of Class B common stock (each share of Class B common stock being entitled to 14,955.6154 votes) were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the seven nominees listed below to serve as directors until the 2017 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 2,468,631 broker non-votes, were as follows:

Nominee	Votes For	Votes Withheld
William Manning	25,033,265	252,257
Richard Goldberg	25,089,812	195,710
Barbara Goodstein	25,118,406	167,116
Edward Pettinella	25,091,694	193,828
Richard Barrington	25,111,625	173,897
Geoffrey Rosenberger	24,195,232	1,090,290
Michael E. Jones	24,206,564	1,078,958

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2016 was approved, with the Company receiving 27,677,483 votes for approval and 50,236 votes against approval, with 26,434 votes abstaining.

•	The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 24,848,890 votes for approval and 392,957 votes against approval, with 43,675 votes abstaining and 2,468,631 broker non-votes.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 21, 2016	By:	/s/ Richard B. Yates
	Name:	Richard B. Yates
	Title:	Corporate Secretary